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                                                                    EXHIBIT 10.5

                        WHITEHALL HOMES AT MIRAMAR LTD.,
                          LIMITED PARTNERSHIP AGREEMENT

         This Agreement of Limited Partnership ("Agreement") dated March 12, 2003 by and among WHITEHALL HOMES AT MIRAMAR INC., a Florida Corporation ("General Partner"), a corporation organized and existing under the laws of Florida with offices at 290 Cocoanut Avenue, Sarasota, Florida 34236; and MIRAMAR INVESTMENT GROUP ONE, LLC, a Florida Limited liability company ("Limited Partner"). Hereinafter, the Limited Partner, together with any persons hereafter becoming limited partners-hereof and excluding any persons hereafter withdrawing from the limited partnership as limited partners, from and after the time of such withdrawal, shall be referred to collectively as the Limited Partners, and, together with the General Partner shall be referred to collectively as the Partners.

                                     RECITAL

         WHEREAS, the General Partner and the Limited Partner are desirous for forming a limited partnership (Partnership) pursuant to the Revised Uniform Limited Partnership Act of Florida (Act);

         NOW, THEREFORE, the parties hereto, being duly sworn, and intending to be legally bound, hereby state, agree, swear to and certify as follows:

                                    Article I
                                      NAME

         1.1. NAME. The name of the Partnership is WHITEHALL HOMES AT MIRAMAR LTD, a Florida Limited Partnership.

                                   Article II
                          OFFICE AND AGENT FOR SERVICE

         2.1. PLACE OF BUSINESS. The principal office of the Partnership shall be located at 290 Cocoanut Avenue, Sarasota, Florida 34236 or such other location as may hereafter be determined by the General Partner. The General Partner shall notify the Limited Partner(s) of any change in the principal office of the Partnership.

         2.2 AGENT FOR SERVICE OF PROCESS. The agent for service of process for the Partnership shall be Ronald Mustari, an individual having a business address at 290 Cocoanut Avenue, Sarasota, Florida 34236 and a residence address at 467 Walls Way, Sarasota, Florida

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                                   Article III
                                    PURPOSES

         3.1. PURPOSES. The purposes of the Partnership shall be to develop the property described in Exhibit "A" attached hereto (the "Property") with a 172 Unit condominium, residential project (the "Project"). The Project shall proceed pursuant to the development plan completed by the General Partner and reviewed and approved by the Partnership (the "Development Plan"). A copy of the Development Plan is attached to this Agreement as Exhibit "B". The General Partner shall acquire ownership of the Property in the name of the Partnership for the purposes of the Project.

         3.2. POWERS TO CARRY OUT PURPOSES. In order to carry out its purpose, the General Partner is empowered and authorized on behalf of the Partnership as further set forth hereinbelow, and subject to the limitations as set forth herein, to do any and all acts necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of its purposes, and for the protection and benefit of the Partnership including, without limitation, the acquisition and ownership of the Property by the Partnership pursuant to that certain agreement for purchase and sale by and between the Whitehall Quality Homes, Inc., (or its assignee) as Buyer, and SMR Communities Joint Venture, a Florida General Partnership, as Seller, and Schroeder-Manatee Ranch, Inc., a Delaware Corporation ("SMR") executed in March of 2002, (Miramar Project) (referred to herein as the "Purchase Agreement"); thereafter, the development of the Project on the Property and the subsequent marketing, sale and disposition of individual residential condominium units in the Project.

                                   Article IV
                                      TERM

         4.1. TERM. The Partnership shall continue until terminated as provided in Section 10 hereof.

                                    Article V
                   CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS

         5.1. CONTRIBUTION BY THE GENERAL PARTNER. The General Partner shall initially contribute ONE DOLLAR ($1.00) to the capital of the Partnership. Thereafter, the General Partner shall not be required to contribute monetary funds to the capital and equity of the Partnership in exchange for its equity interest therein as set forth below. The General Partner shall be required to provide and to render all required management and development services to the Partnership for the Property and the Project, inclusive, as well as to obtain all necessary acquisition, development and construction funding for the acquisition of the Property and the development of the Project and shall be subject to all of the liabilities of the Partnership except as otherwise agreed between the General Partner and the Partnership and the General Partner and its creditors.

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         5.2.     CONTRIBUTIONS BY THE LIMITED PARTNER. The Limited Partners
shall contribute ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($1,800,000.00) to the Partnership. All payments made by the Limited Partner shall be made to the Partnership in cash or by check. The conditions precedent to the obligations of the Limited Partner to complete its capital contribution are set forth in Exhibit "C".

         Upon payment of the total capital contributions of the Limited Partner to the Partnership, the General Partner and the Limited Partners shall each be deemed to have an equity interest in the Partnership in proportion to their respective capital accounts, and neither the General Partner nor the Limited Partner may transfer their interest in the Partnership without the consent of all parties hereto and any such transfer shall be in compliance with applicable security laws, if any. The equity interests of the General Partner and the Limited Partner may not be changed or modified except as expressly provided for in this Agreement. No additional capital contributions shall be required of the Limited Partner and its interest in this Partnership cannot be modified except as provided in this Agreement.

         5.3. INITIAL CAPITAL ACCOUNTS. The initial capital accounts of the General and the Limited Partner and their respective Units shall be as follows, after the contribution of the capital contributions referred to above:

General Partner:            $        1.00
Limited Partner:            $1,800,000.00

         5.4. LIABILITY OF LIMITED PARTNER(S). A limited partner is not liable for the obligations of this limited partnership.

         5.5. CAPITAL ACCOUNTS. The Partnership shall establish for each Partner an initial capital account as provided above. Each Partner's capital account shall be increased by the net profits from operations allocated to each Partner pursuant to Section 8 below which Section specifically provides for a preferred equity and cash flow return to be paid to the Limited Partner from the gross proceeds of individual condominium unit sales, all as provided hereinbelow.

         Except as otherwise provided in this Agreement, whenever it is necessary to determine the capital account of any Partner for purposes of
Section 8 or 9, the capital account of such Partner shall be determined after giving effect to the allocation for the Partnership's current year of net profits and net losses from operations under Section 8.1., and all distributions for such year under Section 9.2. Loans made by the limited partner to the Partnership shall not be considered contributions to the capital of the Partnership. A Partner shall not be entitled to withdraw any part of such Partner's capital account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Any Partner, including any substituted Partner, who shall receive an Interest in the Partnership or whose Interest in the Partnership shall be increased by means of a transfer to such Partner of all or part of the interest of another Partner, shall have a capital

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account which reflects such transfer.

         The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Section throughout the term of this Agreement. If the General Partner shall determine that it is necessary to modify the manner in which the Capital Accounts, or other debits or credits thereto, are computed or maintained in order to comply with such Regulations then upon the mutual consent of the General Partner and the Limited Partner, the General Partner is authorized to make such modification.

         5.6. ALLOCATIONS AND DISTRIBUTIONS AMONG LIMITED PARTNERS. Whenever amounts are allocated or distributed to the Limited Partners, such amounts shall be allocated or distributed among the Limited Partners in the proportion that the Unit(s) held by each of the Limited Partners bears to the aggregate Units held by all of the Limited Partners.

         5.7. DISALLOWANCE OF DEDUCTIONS. Notwithstanding any other provisions of this Agreement, in the event that any fees paid to the General Partner or its affiliates pursuant to this Agreement or any Schedule hereto, and deducted by the Partnership in reliance on Section 707(a) and/or 707(c) of the Internal Revenue Code of 1986, as amended (Code) are disallowed as deductions to the Partnership on its federal income tax return and treated as Partnership distributions, the General Partner shall be allocated items of Partnership income, if any, in the year such fees were paid, equal to the amount of such fees for which deductions were disallowed. In such event, the amounts paid to the General Partner shall be deemed to be partnership distributions and not fee payments.

                      Article VI. LOANS TO THE PARTNERSHIP

         6.1. LOANS TO THE PARTNERSHIP. If the General Partner or the Limited Partners shall make any loan or loans to the Partnership or advance money on its behalf (other than as expressly required herein), the amount of any such loan or advance shall not be deemed an increase in or contribution to the capital account of the lending Partner or entitle such lending Partner to any increase in its share of the distributions of the Partnership, or entitle or subject such lending Partner to any greater proportion of the profits, gains, or losses which the Partnership may sustain. Except as provided herein: (i) the General Partner or any affiliate of the General Partner (Affiliate) may, but is not obligated to, loan or cause to be loaned to the Partnership such additional sums as the General Partner deems appropriate and necessary for the conduct of the Partnership's business (ii) loans made by a General Partner, or any Affiliate of the General Partner, shall be upon such terms and for such maturities as the General Partner deems reasonable; (iii) if: (a) the General Partner or any Affiliate of a General Partner borrows money and reloans the money to the Partnership, such General Partner or its Affiliate shall be reimbursed for the actual interest paid by such party on such original loan, and other borrowing costs incurred; (b) the General Partner or any Affiliate of the General Partner loans its own money to the

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Partnership, the Partnership shall pay interest to the General Partner or its
Affiliate at a rate of interest equal to the rate of interest earned by any Lender to the Partnership with respect to the acquisition, development or construction of the Property and/or Project; and (iv) any such loans referred to in this Paragraph 6.2. and the interest earned thereon (but in no event at a rate greater than the maximum rate allowed by the appropriate usury law) may be payable from borrowings, cash flow and reserves, to the extent such reserves are not committed to repairs, and shall immediately become due and payable upon the sale, exchange or other disposition of all or substantially all of the Partnership's property or prior to any distributions of capital or interim capital items to the Partners, provided however that all such repayments shall be subject to the priority of distributions to the Limited Partner as required by Article IX below.

                       Article VII. MANAGEMENT AND CONTROL

         7.1. OVERALL MANAGEMENT AND CONTROL. The General Partner shall have full, exclusive and complete discretion in the management and control of the Partnership for the purposes set forth in Section 3. Such discretion shall include, without limitation, the right to cause the Partnership to do the following and to perform any of the following on behalf of the Partnership:

                  a. Acquire ownership to the Property in the name of the Partnership pursuant to the terms of the Purchase Agreement.

                  b. Perform any and all acts necessary to carry out any and all agreements entered into or required in connection with the Purchase Agreement and to pay all sums due pursuant thereto

                  c. Expend funds, including profits, in furtherance of the Partnership's business and the development of the Project.

                  d. Employ, on behalf of the Partnership and in connection with the Project, individuals, fees and corporations, and professionals on such terms and for such compensation as the General Partner shall, in its reasonable discretion, determine.

                  e. Do all acts and things which, in the General Partner's judgment, are necessary or desirable for the proper management of the Partnership, the Property, the Project and/or its other assets.

                  f. Compromise, MEDIATE, submit to arbitration, sue or defend any and all claims for or against the Partnership.

                  g. Make or revoke any election permitted the Partnership by any taxing authority. The General Partner is hereby specifically authorized to act as the "Tax Matters Partner" under the Code and in any similar capacity under state and/or local law.

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                  h. In the ordinary course of the Partnership business, buy, sell, transfer, assign, convey, lease or sublet portions of the property or assets on behalf of the Partnership, upon such terms and conditions and for such consideration as the General Partner may determine; however, such authority shall not include a sale of all of the Property or substantially all of the assets or the Project, and such authority is subject to the limitations set forth in Section 7.2.

                  i. Obtain a written lending commitment and to borrow funds for the Partnership purposes for acquisition of the Property and development and construction of the Project and subsequent thereto refinance any such loans or mortgages on behalf of the General Partner and/or the Partnership upon terms and upon such security as the General Partner shall determine.

                  j. Disseminate financial and other reports to the Limited Partners.

                  k. Maintain or cause to be maintained proper books and records of the Partnership.

                  I. Assist the accountants for the Partnership in the preparation of financial statements and tax returns.

                  m. Execute and file necessary certificates and other Partnership documents including any amendment thereto.

                  n. To invest funds of the Partnership, including funds held as reserves, in certificates of deposit, interest-bearing, time deposits in state or national banks; in United States Government securities; in bank repurchase agreements, bankers' acceptances or money market funds, as the General Partner may, from time to time, deem to be in the best interests of the Partnership.

                  o. To acquire, enter into and pay for any contract of insurance which the General Partner reasonably deems necessary and proper for the protection of the Partnership, for the conservation of the assets of the Partnership, or for any purpose beneficial to the Partnership.

                  p. To employ attorneys, brokers, consultants, managers and accountants on behalf of the Partnership, including affiliates of the General Partner.

                  q. To establish reasonable reserve funds from income derived from the Partnership's operations or from capital transactions to provide for future requirements of the Partnership.

                  r. To perform or cause to be performed all of the Partnership's obligations under any agreement to which the Partnership is a party.

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                  s. To make, execute and deliver any and all documents of
transfer and conveyance and any and all other instruments and agreements, including agreements with regulatory agencies, that may be necessary or appropriate to carry out the powers herein granted.

                  t. Perform any and all acts and execute any and all documents as the General Partner, shall deem necessary or appropriate to carry out the purposes of the Partnership.

                  u. Borrow funds in the name of the Partnership from the General Partner, or from affiliates of the General Partner, provided however, that all repayments of principal or interest on such loans shall be subordinate to all the provisions of this Agreement relating to the preferred return to be paid to the Limited Partner.

                  V. SUBJECT TO THE REQUIREMENTS AND RESTRICTIONS OF THIS AGREEMENT, BORROW FUNDS IN THE NAME OF THE PARTNERSHIP FROM INSTITUTIONAL OR PRIVATE LENDERS ON SUCH TERMS AND CONDITIONS AS ARE COMMON IN THE MARKET PLACE, AND GIVE SUCH SECURITY AS IS NECESSARY TO EFFECTUATE SUCH LOANS, PROVIDED THAT THE RIGHTS OT DISTRIBUTIONS OF THE LIMITED PARTNER PROVIDED FOR IN ARTICLE IX ARE NOT ADVERESLY AFFECTED OR MODIFIED.

         The General Partner agrees to manage and control the affairs of the Partnership to the best of its ability, and to conduct the operations contemplated under this Agreement in a careful and prudent manner and in accordance with good industry practice. Except as otherwise provided herein, all Partnership decisions shall be made by the General Partner. The General Partner shall devote such time as, in its discretion, may be necessary for the proper performance of its duties hereunder, and may subcontract to others any portion of its management duties hereunder, but such subcontracting shall not relieve the General Partner from its supervisory obligations and responsibilities set forth herein.

         7.2. LIMITATION ON MANAGEMENT RIGHTS. Notwithstanding the generality of the foregoing, the General Partner shall not be empowered (without the consent of the Limited Partner) to:

                  a. Do any act in contravention of this Agreement;

                  b. Possess the Property or other Partnership property including, without limitation the Property or assign any rights in specific Partnership property for other than a Partnership purpose;

                  c. Admit a person as a substitute General or Limited Partner, except as otherwise permitted in this Agreement;

                  d. Change or reorganize the Partnership into any other legal form;

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                  e. Require any Limited Partner to make any contribution to the capital of the Partnership not provided for herein; or

                  f. Amend this Agreement, if any such amendment would materially change the rights, duties and obligations of the parties to this Agreement.

                  g. Reinvest the proceeds of any loan secured by the Partnership Property received by the Partnership in any manner for other than the benefit of the Partnership or in any manner inconsistent with the Development Plan or the Partnership's objectives.

                  h. Construct improvements to the Property or Project not contemplated by the Development Plan.

                  i. Borrow money in the name of the Partnership or utilize property owned by the Partnership as collateral security for loans other than the development and acquisition loan referenced in the Development Plan, and other financing of the Partnership property (i.e. furniture and decoration of models), provided however, that this limitation shall not apply to borrowing in the name of the Partnership from the General Partner, or affiliates of the General Partner.

                  j. Sell or contract to sell units other than in accordance with the schedule of minimum prices approved and agreed upon by the Partners, which is attached hereto as Exhibit "D" (the "Schedule of Minimum Prices"), provided however, that if units are sold at prices different than the agreed Schedule of Minimum Prices, the scheduled payments due the Limited Partner as provided herein shall be based on the greater of the Schedule of Minimum Prices or the actual sales price.

                  k. Make any change in the Development Plan which would have, the effect of lowering the total project, budgeted sell out by more than 20%.

                  I. Make any change in the budget for the completion of the Project and implementation of the Development Plan as approved by the Partners (the "Budget"), which change would increase any category by more than 10 % over the approved amount, unless there are other changes in other categories which will reasonably lower the proposed change to not more than 10 % over the approved amount. A copy of the Budget is attached to this Agreement as Exhibit "E".

                  m. Make any expenditure, or incur any obligation by or on behalf of the Partnership involving a sum in excess of one hundred and ten percent (110 %) of the amount budgeted therefor in the Development Plan or the approved Budget.

                  n. General Partner may make a change in excess of such allowed amounts if General Partner shall fund the excess change from other than Partnership funds, or loan proceeds otherwise available to the Partnership from Partnership borrowings (other than

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loans from the General Partner or an affiliate of the General Partner).

                  o. Sell or contract to sell the Property or Project in a bulk sale except to a bonafide third party purchaser in an arms length transaction.

         7.3. RIGHT TO EXAMINE PARTNERSHIP RECORDS, ETC. Each Limited Partner shall have the right to examine the books and records of the Partnership at its principal place of business during regular business hours and to make reasonable inquiry as to Partnership affairs.

         7.4. RIGHT TO REMOVE GENERAL PARTNER. The General Partner may not voluntarily withdraw from the Partnership. The Limited Partner(s) shall have the right to remove the General Partner for cause upon the affirmative vote of the Limited Partner(s) who at least hold One Hundred percent (100%) of the outstanding Limited Partner Units. At the request of Limited Partners who hold at least One Hundred percent (100%) of the outstanding Units, the General Partner shall call a meeting within 5 days after such notice, on the question of removal and the selection of a substitute General Partner. If there would be no remaining General Partner after the removal of the General Partner, at least one substitute General Partner shall be simultaneously selected by a vote of Limited Partners who own collectively at least One Hundred percent (100%) of the outstanding Units. The substitute General Partner shall succeed to the interest of the General Partner and be entitled to all distributions to the General Partner under Article VIII and Article IX and as elsewhere provided in this Agreement. If a substitute General Partner is not simultaneously elected, the Partnership shall thereupon terminate in accordance with Section 10. hereof. Upon a General Partner's removal, the interest of such General Partner in the Partnership shall be automatically converted into a Limited Partnership Interest as of the date of such removal, in accordance with and subject to the terms and conditions set forth in Section 10.2.

         For all purposes of this Section 7.4., the right of the Limited Partners to remove the General, Partner for cause upon affirmative vote of the Limited Partners as provided hereinabove shall be limited, specifically, to a finding, of the following cause for such removal having occurred and having, not been remedied by such General Partner for a period of thirty days after written notice thereof from the Limited Partners,

                  a. The default by the General Partner in its obligations under the terms and provisions of the Purchase Agreement and the failure to cure such default within any curative period as provided under such Purchase Agreement; or

                  b. An event of default under the terms and provisions of any acquisition, development and construction loan financing loan obtained by the Partnership with respect to acquisition of the Property and the development and construction of the Project thereon, or the failure to cure such event of default within any curative period as provided thereunder; or

                  c. The failure and/or default by the General Partner in satisfying and

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discharging, all obligations and requirements of this Agreement, including, but not limited to the provisions hereof related to Affirmative Obligations of the General Partner set forth in Section 7.11.

         7.5. NO MANAGEMENT BY LIMITED PARTNERS. The Limited Partner(s) shall take no part in the management of or transact any business for or on behalf of the Partnership and shall not have any right or authority to act for or bind the Partnership. The exercise of the rights and powers of a Limited Partner under Sections 7.2. and 7.4. hereof shall not be deemed taking part in the day-to-day affairs of the Partnership of the exercise of control over Partnership affairs.

         7.6. CONFLICTS OF INTEREST. Any Partner may engage in or possess an interest in other business ventures of any nature or description independently or with others, including but not limited to, the real estate business in all phases which shall include, without limitation, ownership, operation, management, syndication and development of real property, and neither the Partnership nor any Partner shall have any rights in or to such independent ventures or the income or profits derived therefrom.

         7.7. LIMITATIONS ON GENERAL PARTNER'S LIABILITY. The General Partner shall not be liable, responsible or accountable in damages or otherwise to any other Partner or the Partnership for any acts performed by it in good faith and within the scope of this Agreement. The General Partner shall, however, be liable for such actions to the extent they are attributable to gross negligence, fraud, or intentional violation of the provisions of this Agreement. The General Partner shall not be liable to any other Partner or the Partnership in the event that any taxing authority disallows or adjusts any income, deductions or credits in the Partnership's tax returns.

         7.8. LIMITATION ON LIABILITY OF THE GENERAL PARTNER FOR RETURN OF LIMITED PARTNER'S CAPITAL. Subject to the General Partner's liabilities to the Limited Partners as provided for in Section 7.7, the General Partner shall not be liable for the return of the Capital Contributions of the Limited Partners, or any portion thereof, except as provided herein relating to the obligation to make distributions as provided for herein, and as provided in Section 7.11 j.

         7.9. INDEMNIFICATION. The Partnership, but not any Limited Partner, shall indemnify and hold harmless the General Partner and its shareholders, successors, assigns, officers and directors, for any claim, loss, damage, liability, action, cost or expense (including reasonable attorney fees) arising out of any act or failure to act by them (including any act or failure to act as 'Tax Matters Partner") if such act or failure to act is in good faith, within the scope of this Agreement and is not attributable to gross negligence, fraud, or intentional violation of the provisions of this Agreement. The Partnership and the General Partner shall indemnify and hold harmless the Limited Partner from and against all liabilities, damages, and actions (including attorneys' fees) which may arise from this Agreement and/or the development and sale of the Project, including any actions or claims of Unit owners or Condominium Associations and excepting, specifically, any actions, damages

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or liabilities resulting from the breach of this Agreement by the Limited
Partner or resulting or arising from or attributable to gross negligence or fraud of the Limited Partner, its agents or employees.

         7.10. RELATED PERSONS. The fact that a partner or any "Related Person" (as hereinafter defined) is employed by the Partnership, or is directly or indirectly interested in or connected with any person, firm, or corporation employed by the Partnership to render or perform a service, or from which or whom the Partnership may purchase any property, shall not prohibit the General Partner from employing such person, firm or corporation or from otherwise dealing with him or it, and neither the Partnership nor the Partners thereof shall have any rights in or to any income derived therefrom, provided that any such transaction is done in good faith and on not materially less favorable terms than would be obtainable from an unrelated party. Neither the Partnership nor any of the Partners shall, as a consequence of the Partnership relationship created herein, have any rights in or to any income or profits derived therefrom. A "Related Person" shall include any person, firm or corporation affiliated with a Partner; and any partner, venturer, employee, officer, director, or shareholder thereof; or any member of the family of any of the foregoing.

         7.11. AFFIRMATIVE OBLIGATIONS OF GENERAL PARTNER. The General Partner shall have the following affirmative obligations as a part of the Development Plan approved by the Partners:

                  a. To build, develop, supervise, and contract for the construction of condominium phases, units and condominium common elements and amenities of the community and, as necessary, supervise and engage in financing activities on behalf of the Partnership as set forth in the Development Plan and supervise and engage in sales of the individual condominium units, which obligation shall include, but shall not be limited to the affirmative obligations to cause the substantial completion of the items as set forth in Exhibit "F" attached hereto ("Substantial Completion Obligations of the General Partner").

                  b. To supervise all necessary staff and to attend to the hiring of staff as required from time to time.

                  c. To review AND SET all prices, fees and rates for the Development Plan and the sale of the individual condominium units.

                  d. To maintain all licenses and permits required to accomplish the Development Plan and the sale of the individual condominium units.

                  e. To maintain suitable internal accounting and internal auditing systems

                  f. To maintain such inventories, provisions, supplies, and equipment as may be required in order to develop and construct the improvements contemplated by the Development Plan and to engage in the sale of the individual condominium units.

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                  g. To plan, prepare and contract for ongoing advertising and promotional programs reasonably required to sell the individual condominium units.

                  h. To maintain full, true and accurate records and accounts of the business transactions of the Partnership.

                  i. To provide the Partners with a quarterly operating statement within 45 days after the last day of each calendar quarter, and to provide an annual operating statement within 90 days after the last day of each fiscal year.

                  J. TO COMPLY WITH ALL OF THE TERMS AND CONDITIONS OF THE PURCHASE AGREEMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SPECIFICALLY TO TAKE SUCH ACTIONS AND ARRANGE SUCH FUNDING UNDER THE LOANS OBTAINED BY THE PARTNERSHIP TO ACQUIRE PHASES II AND III OF THE PROPERTY AS PROVIDED FOR UNDER THE PURCHASE AGREEMENT, ON OR BEFORE THE REQUIRED ACQUISITION DATE SPECIFIED THEREFOR IN THE PURCHASE AGREEMENT. IN ADDITION TO ALL OF THE RIGHTS OF THE LIMITED PARTNER UNDER THIS AGREEMENT IT IS SPECIFICALLY PROVIDED THAT IF THE PARTNERSHIP DOES NOT ACQUIRE THE PHASE II AND PHASE II PORTIONS OF THE PROPERTY UNDER THE PURCHASE AGREEMENT, THIS IS A MATERIAL DEFAULT BY THE GENERAL PARTNER, AND UPON SUCH DEFAULT THE GENERAL PARTNER SHALL NOT BE ENTITLED TO ANY DISTRIBUTIONS FROM THE PARTNERSHIP, EXCEPT FOR THE REIMBURSEMENT PROVIDED FOR IN SECTION 9.4 OF THIS AGREEMENT UNTIL THERE HAS BEEN DISTRIBUTED TO THE LIMITED PARTNER THE RETURN OF ITS ENTIRE CAPITAL CONTRIBUTION OF $1,800,000.00. ALL PROCEEDS AVAILABLE FROM ANY SOURCE TO THE PARTNERSHIP SHALL BE DISTRIBUTED TO THE LIMITED PARTNER UNTIL SUCH AMOUNT HAS BEEN DISTRIBUTED THE LIMITED PARTNER.

                                  Article VIII
                        ALLOCATIONS OF PROFITS AND LOSSES

         8.1.     ALLOCATION OF PROFITS.

                  a. The profits and gains of the Partnership shall be allocated twenty-five percent (25%) to the Limited Partner and seventy-five percent (75%) to the General Partner. The allocations hereunder shall comply with Section 704(b) of the Internal Revenue Code;

                  b. The allocation method set forth in this Article is intended to allocate net profits and net losses to the Partners for Federal Income tax purposes in accordance with their economic interests in the Partnership while complying with the requirements of Internal Revenue Code Section 704(b) and the Regulations promulgated thereunder. If, in the opinion of the General Partner, such allocations shall not (i) satisfy the requirements of Internal Revenue Code
Section 704(b) or the Regulations thereunder, (ii) comply with any other provisions of the Code or Regulations, or (iii) properly take into account any expenditure made by the Partnership, then upon the mutual consent of the General Partner and the Limited Partner, net profits and net losses shall be allocated in such manner as the

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General Partner shall determine to be required to reflect properly (i), (ii), or
(iii), as applicable, and upon the mutual consent of the General Partner and the Limited Partner, the General Partner shall have the right to reflect any such change in the method of allocating net profits and net losses; provided, however, that any change in the method of allocating net profits and net losses shall not materially alter the economic agreement among the Partners.

         8.2. ALLOCATION OF INCOME TO THE GENERAL PARTNER. The balance of all taxable income for each taxable year not allocated to the Limited Partner shall be allocated to the General Partner.

         8.3. ALLOCATION OF LOSSES. The Limited Partner shall be allocated all of the tax losses of the Partnership until such time as the Capital Accounts of the Limited Partner and General Partner are equal. To the extent that the General Partner's basis shall under the federal tax laws require the suspension of tax losses otherwise allocable to the General Partner, such losses shall be allocated to the Limited Partner.

         8.4.     INTERIM CAPITAL TRANSACTIONS. Intentionally omitted.

         8.5. NET GAIN FROM DISSOLUTION AND TERMINATION. Except for any depreciation recapture all net gains and net losses of the Partnership in connection with a sale of substantially all of its assets or dissolution and termination of the Partnership, as determined for federal income tax purposes, will be allocated in the following order of priority, to the extent applicable:

                  a. First, any such gain in an amount equal to the "minimum gain" (as defined in Treasury Regulation Section 1.704-1 (b)(4)(iv)(c)) attributable to the property which is the subject of the capital transaction giving rise to such gain (whether or not such gain has been recognized for federal income tax purposes) will be allocated to all Partners with an Adjusted Capital Account Deficit in the amount and in the proportions necessary to eliminate such Adjusted Capital Account Deficit as quickly as possible;

                  b. Then, an amount equal to the deficit in the capital account of each Partner shall be allocated to each Partner with a deficit remaining in his capital account. (In the event that, such net gains are less than the aggregate of the deficits in the capital accounts of each such Partner, such gains shall be allocated among such Partners in the same ratio that the deficit in the capital accounts of each such Partner bears to the aggregate of all such Partners' deficits);

                  c. Then, to the Partners in amounts equal to the amounts distributed pursuant to Section 9.2 hereof and in the same order of priority.

         8.6. NET LOSSES FROM DISSOLUTION AND TERMINATION. The net losses upon dissolution or termination of the Partnership shall be allocated as provided in Article 8.3.

         8.7. DEPRECIATION RECAPTURE. Notwithstanding the foregoing, if the taxable gain to be allocated pursuant to Section 8.2 or 8.3 above includes income treated as ordinary income for federal income tax purposes because it is attributable to the recapture of depreciation, such gain so treated as ordinary income shall be allocated to and reported by the Partners in proportion to their accumulated depreciation allocations, and the Partnership shall keep records of such allocations.

         8.8. SPECIAL ALLOCATIONS. In the event any Partners unexpectedly receive any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704l(b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5), or 1.704-1
(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partners in accordance with Regulation Section 1.704l(b)(4)(iv)(d) in an amount and manner sufficient to allocate the deficit balances as quickly as possible. Any special allocations of items of income or gain pursuant to this Section shall be taken into account in computing subsequent allocations of Profits pursuant to this Section, so that the net amount of any items so allocated and the Profits, Losses and all other items allocated to each Partner pursuant to this Section, to the extent possible, be equal to the net amount that would have been allocated to each such Person pursuant to the provisions of this Section if such unexpected adjustments, allocations or distributions had not occurred.

         8.9. CHANGE IN ALLOCATIONS. It is the intent of the Partners that each Partner's distributive share of income, gain, loss, deduction, or credit (or item thereof) shall be allocated in accordance with this Section 8 to the fullest extent permitted by Section 704(b) of the Code and Regulations. In order to preserve and protect the allocations provided for in this Section 8 the General Partner is authorized and directed to allocate income, gain, loss, deduction or credit (or item thereof) arising in any year differently than otherwise provided for in this Section 8 if, and to the extent that, the allocations under this Section 8 would cause the allocations to violate Section 704(b) of the Code or its Regulations thereunder. Any allocation made pursuant to this Section 8.9 shall be deemed to be a complete substitute for any allocation otherwise provided for in this Section 8 and no amendment of this Agreement or approval of any Partner shall be required.

         Notwithstanding, any provision in this Article VIII, it is the agreement of the Partners that the Limited Partner shall be allocated ordinary taxable income of no more than the lesser of actual distributions to the Limited Partner that are in excess of its initial capital contribution of $1,800,000.00 plus any losses allocated to the Limited Partner, and in the event that the Limited Partner shall receive less than its initial capital contribution in total distributions from this limited partnership, it shall be allocated a loss in the amount of such deficiency.

         8.10.    TAX ALLOCATIONS. Notwithstanding the provisions of paragraph
8.3 hereof and in accordance with Code Section 704(c) and the Regulations promulgated thereunder, income, a loss and deduction with respect to any property contributed to the capital of the Partnership shall solely, for tax purposes, be allocated as quickly as possible among the Partners so as to take into account any variations between the adjusted basis of such property to the Partnership for federal income tax purposes and the fair-market value of such property as of the date such property was contributed to the capital of the Partnership.

                                   Article IX
                            DISTRIBUTIONS TO PARTNERS

         9.1. DISTRIBUTIONS TO THE LIMITED PARTNER. The Limited Partner shall be entitled to a priority of distribution from sales of condominium units until the aggregate distributions to the Limited Partner totals 200% of the Limited Partner Capital Contributions as reflected in Section 5.2 of this Agreement. In addition to this priority distribution, the Limited Partner shall be entitled to additional priority distributions totaling TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000.00) as provided for hereinafter. After the aggregate distributions to the Limited Partner totals 200% of the Limited Partner Capital Contributions, and the Limited Partner has received the additional priority distributions totaling $250,000.00, the Limited Partner shall be deemed to have received the return of its capital account.

         9.2. DISTRIBUTIONS TO LIMITED PARTNER FROM SALES OF UNITS. The General Partner shall direct each closing agent engaged by the Partnership with respect to the closing of the sale of individual condominium units in the Project to make to the Limited Partner at the time of each such closing the following preferred distributions: (i) distributions in an amount equal to 7.25% of the gross sales price for each of the first twenty individual condominium units sold by the Partnership in the Project and (ii) distributions in an amount equal to 9.25% of the gross sales price for each of the next twenty individual condominium units in the Project, and (iii) distributions in the amount of 10.25% of the remaining number of individual condominium units required to be sold in order for the Limited Partner to receive the total priority distribution of $3,600,000.00, which is 200% of its capital contribution of $1,800,000.00, and thereafter distributions in an amount equal to 3% of the gross sales price of the remainder of the individual condominium units, until the Limited Partner has received additional distributions totaling $250,000.00. It is further agreed that if units are sold at prices different than the agreed Schedule of Minimum Prices, the scheduled payment due the Limited Partner as provided herein shall be based on the greater of the Schedule of Minimum Prices or the actual sales price. Such preferred distributions shall continue by the closing agent(s) until such time as the General Partner has confirmed that the Limited Partner has received the preferred distributions provided for hereinabove. The percentages of each unit gross sales price required to be paid above are based upon the projected sales prices for individual condominium units in the Project as previously determined by the General Partner and shall be set forth as an exhibit to this Partnership Agreement and shall govern the distributions for all purposes. Any adjustment in such percentages shall be agreed, in writing, by all of the Partners. The amount of the preferred distribution shall be the stated percentage of the greater of the minimum approved sales price or the actual sales price. "Sales Price" as used in this section shall include charges to buyer of the unit for the options and upgrades.

         Notwithstanding anything herein to the contrary, in the event that the distributions to the Limited Partner hereunder are less than 40% of the taxable income allocated to the Limited Partner, then in that event, prior to any distributions to the General Partner, the Limited Partner shall receive an amount equal to the greater of 40% of the taxable income allocated to the Limited Partner for the tax year of the distribution and prior tax years, or the actual amount of the aggregate tax paid by the Limited Partner for the tax year of the distribution and prior tax years, which amounts shall be credited against the total amounts due the Limited Partner hereunder.

         9.3. DISTRIBUTIONS TO LIMITED PARTNER OTHER THAN FROM SALES OF UNITS. The General Partner shall direct each closing agent of a sale of Partnership property other than units, and of a re-finance of Partnership property with respect to the closing, of the sale or refinance to make to the Limited Partner at the time of each such closing a preferred distribution in an amount equal to the proceeds of such sale or refinance available to the Partnership after the satisfaction of loans to the partnership approved by the Limited Partner. Such preferred distributions shall continue by such closing agent(s) until such time as the General Partner has confirmed that the Limited Partner has received an amount from distributions under this section and the preceding section totaling, in the aggregate the preferred distributions required by Section 9.2 above.

         9.4. DISTRIBUTIONS TO THE GENERAL PARTNER. The General Partner shall be entitled to receive distributions from the Partnership in accordance with the following:

                  a. Distributions to the General Partner shall be from net closing proceeds from each closing in excess of costs of closing as disclosed on the closing statement, after required loan paydown, and after the amounts disbursed to the Limited Partner as a priority distribution as detailed above, in accordance with this Article.

                  b. The General Partner shall receive the reimbursement of sums equal to the allocated general overhead costs of 4% of the gross sales price of the individual units in the Project paid at each closing which have been expended by the General Partner as disclosed on the approved budgets.

                  c. In addition to the foregoing, until the distributions from the Partnership to the Limited Partner (as paid to the Limited Partner by the closing agents of the respective unit closings, and otherwise from the commencement of the Partnership) are in the aggregate the sum of $2,200,000.00, from the remaining net closing proceeds the General Partner shall receive an amount which shall, when added to amounts distributed to the General Partner from the Partnership in the current and prior tax years (other than distributions of the allocated general overhead cost reimbursement as in b. above), in the aggregate be equal to the greater of 40% of the taxable income allocated to the General Partner for the tax year of the distribution and prior tax years, or the actual amount of the aggregate tax paid by the General Partner for the tax year of the distribution and prior tax years.

                  d. If the General Partner chooses to receive additional distributions from the remaining net closing proceeds after the distributions above, the Limited Partner shall receive as a distribution an amount equal to the sums distributed to the General Partner. Distributions to the Limited Partner under this subsection shall be counted in satisfaction of the distributions to which the Limited Partner is entitled under Article 9.1 of this Agreement.

                  e. After the Limited Partner has received distributions which in the aggregate total $2,200,000.00, and after the satisfaction of the distributions to the Limited Partner from the closing proceeds pursuant to
Article 9.2, the General Partner shall receive as a distribution from the Partnership the remaining net closing proceeds, without the limitations in (c) above or the requirement for distributions to the Limited Partner (as provided in subsection d. above) in excess of the distributions detailed in Article 9.2.

         9.5. CASH DISTRIBUTIONS. All cash distributions to the Limited Partners shall be made to the Limited Partners at the addresses specified in this Agreement, or such other address of which a Limited Partner shall notify the Partnership in writing.

         9.6 DISTRIBUTIONS IN KIND. If any assets of the Partnership shall be distributed in kind, such assets shall be distributed to the Partners entitled thereto as tenants-in-common in the same proportions in which such Partners would have been entitled to cash distributions.

         9.7. ONLY CASH IN RETURN OF CAPITAL. No Partner shall be entitled to demand and receive property other than cash in return for such Partner's Capital Contributions to the Partnership, and no Partner shall have the right to sue for a partition of Partnership property.

         9.8. STANDARDS FOR DISTRIBUTIONS AND ALLOCATIONS. The methods hereinabove set forth by which distributions and allocations are made are hereby expressly consented to by each Partner as an express condition to becoming a Partner.

                                    Article X
                           DISSOLUTION AND LIQUIDATION

         10.1. DISSOLUTION. The Partnership shall be dissolved, and its business wound up, upon the earliest to occur of:

                  a. The Project has been completed and all of the individual single family, residential (INCLUDING LAND CONDOMINIUMS) condominium units in such Project have been sold and/or conveyed;

                  b. The General Partner's determination, with the consent of the holders of at least One Hundred percent (100 %) of the outstanding Limited Partnership Units, that the Partnership should be dissolved;

                  c.The death, incompetency, insolvency, bankruptcy or removal of a General Partner, unless the remaining General Partner if any, consent(s) in writing within sixty (60) days of such event to continue the Partnership. If there is no remaining General Partner, the Partnership shall terminate unless the holders of at least One Hundred percent (100%) of the outstanding Limited Partnership Units consent in writing within 30 days of such event to continue the Partnership, and a successor General Partner is elected by the holders of at least One Hundred percent (100 %) of the outstanding Units within such thirty-day period; or

                  d.The sale of all, or substantially all of the Partnership's assets.

         For the purposes of this Agreement, the bankruptcy of a General Partner shall be deemed to occur when such General Partner files a petition in bankruptcy or voluntarily takes advantage of any bankruptcy or insolvency law, or is adjudicated a bankrupt, or when a petition or answer is filed proposing the adjudication of such General Partner as a bankrupt and such General Partner either consents to the filing, thereof, or such petition or answer is not discharged or denied prior to the expiration of 120 days from the date of such filing. The insolvency of a General Partner shall be deemed to occur when such General Partner's assets are insufficient to pay such General Partner's liabilities.

         10.2. CONTINUATION OF PARTNERSHIP. In the event the Partnership is continued upon the death, incompetency, insolvency, bankruptcy or removal of a General Partner, the Partnership Interest of such General Partner shall be converted into a Limited Partnership Interest as of the date of such event. Upon the happening of such event, such Limited Partnership Interest shall be entitled to one hundred percent (100 %) of all distributions and allocations pursuant to
Section 8 and 9 hereof to which such General Partner was entitled prior to such event and no other distribution or allocation subsequent to such event. Provided, that such interest at all times is subordinate and inferior to payment of the priority distributions to the Limited Partner. Such Limited Partnership Interest, including all of the rights and obligations of a Limited Partner under this Agreement, shall descend and vest in such General Partner or his or its, successors, heirs, legatees or legal representatives. Such General Partner, or such successors, heirs, legatees or legal representatives may be admitted as a Limited Partner in accordance with the provisions of Section 11.3.

         Notwithstanding anything to the contrary in this Agreement, it is expressly agreed and understood that a deceased, incompetent, insolvent, bankrupt or removed General Partner and his or its heirs, legatees, successors or legal representatives shall remain fully liable for all Partnership liabilities and obligations arising, prior to the date of any such events, whether such liabilities and obligations are fixed or contingent as of such date. The liability of the deceased, incompetent, insolvent, bankrupt or removed General Partner shall continue with respect to such liabilities as if the deceased, incompetent, insolvent, bankrupt or removed General Partner has remained and continued as a General Partner of the Partnership.

         10.3. EARLY TERMINATION OF THE PARTNERSHIP. In the event the Partnership terminates prior to the Closing on the Property, or prior to the commencement of the development of the Property into condominium units, or in the event that the Partnership sells the Property at a bulk sale, then prior to any other distributions, the General Partner shall proceed as quickly as possible in winding up the affairs of the Partnership and shall liquidate the assets and distribute the proceeds of the Partnership as follows:

                  a. First to repay any loans made to the Partnership by the Limited Partner, with interest as provided in such loan documents;

                  b. Next, to the Limited Partner in accordance with its then positive capital account until the Limited Partner has received distributions which in the aggregate total $1,800,000 plus any additional capital contributions made by the Limited Partner; and

                  c. Thereafter, to the Limited Partner in an amount equal to the greater of 15% of the actual capital contributions made by the Limited Partner prior to such sale, or termination or 50% of the remaining proceeds.

                  d. The remaining proceeds shall be distributed to the General Partner.

                  e. All sums due under this section shall be paid within 10 days of the sale or termination.

         10.4 TERMINATION OF PARTNERSHIP SUBSEQUENT TO COMMENCEMENT OF DEVELOPMENT. In the event the Partnership terminates subsequent to the commencement of development of the Property into condominium units, then in that event, the General Partnership shall proceed as quickly as possible in winding up the affairs of the Partnership and shall distribute the proceeds as provided in Article 9 of this Agreement.

                                   Article XI
                       ASSIGNMENT OF INTEREST OF PARTNERS

         11.1. ASSIGNMENT OF INTEREST OF PARTNERS. The Partnership Interest of any Partner may be assigned only as permitted by the provisions of this
Article 11. Neither the Partnership nor the Partners shall be bound by any such assignment until a counterpart of the instrument of assignment, executed and acknowledged by the parties thereto, is delivered to the Partnership, and such assignment shall be effective as of the date specified therein, subject to compliance as hereinafter set forth, with applicable federal and state securities laws. The Limited Partner shall be entitled to pledge, mortgage, or hypothecate its Limited Partner's Interest.

         11.2. RESTRICTIONS ON ASSIGNMENT OF INTEREST. Except as may be provided in Sections 7.4,10 or 12.1, and 11.1 above, no Partner shall transfer, sell, assign, give or otherwise dispose of his or her Partnership Interest or a part thereof, whether voluntarily or by operation of law, or at judicial sale or otherwise.

         11.3. SUBSTITUTE PARTNER. No Assignee or transferee of all or part of the Partnership Interest of any Partner shall have the right to become a substitute Partner, unless:

                  a. His assignee has stated such intention in the instrument of assignment;

                  b. The assignee has executed an instrument reasonably satisfactory to both the General and Limited Partner accepting and adopting the terms and provisions of this Agreement; and

                  c. The assignor or assignee has paid any reasonable expense in connection with the admission of the assignee as a Partner.

         11.4. TRANSFEROR - TRANSFEREE ALLOCATIONS. As between a Limited Partner and his transferee, profits and losses for any month shall be apportioned to the person who is the holder of that Limited Partnership Interest transferred on the last day of such month, without regard to the results of the Partnership's operations during the period before and after such transfer. A transferee of, or substitute Limited Partner for, a Limited Partner's Limited Partnership Interest shall be entitled to receive distributions from the Partnership with respect to such Limited Partnership Interest only after the effective date of such assignment.

         11.5. LIMITED PARTNERSHIP INTEREST TRANSFERRED TO THE GENERAL PARTNER. IF A General Partner should acquire an Interest as a Limited Partner, such General Partner shall with respect to such Interest, enjoy all of the rights and be subject to all of the obligations and duties of a Limited Partner to the extent of such Interest.

         11.6. SECTION 754 ELECTION. In the event of a transfer of all or part of the Interest of a Partner in the Partnership, by sale or exchange or on the death of a Partner, at the request of the Partner or the executor, administrator or other legal representative of a deceased Partner, the General Partner may, in its sole discretion, cause the Partnership to elect, pursuant to
Section 754 of the Code, or the corresponding provisions of subsequent law, to adjust the basis of Partnership property as provided in Sections 734 and 743 of the Code.

                                   Article XII
        DEATH, BANKRUPTCY, INSANITY OR INCOMPETENCY OF A LIMITED PARTNER

         12.1. DEATH, BANKRUPTCY, INSANITY OR INCOMPETENCY OF A LIMITED PARTNER. THE death, adjudication of insanity, legal incompetency, general assignment for the benefit of creditors, or adjudication of bankruptcy of a Limited Partner shall not dissolve the Partnership. In any of such events, the Interest of such Limited Partner and all rights and obligations under this Agreement shall descend to and vest in the heirs, legatees or legal representatives of such Limited Partner. Such heirs, legatees or legal representatives may be admitted as substitute Limited Partners in accordance with the provisions of Section 11.3.

                                  Article XIII
                                   ARBITRATION

         13.1. APPLICATION; LOCATION. Whenever (a) there exists a dispute whether a Partner is in default under the terms of this Agreement, (b) the Partners disagree and such disagreement materially impairs the ability of the Partnership to develop the Project or otherwise pursue the Partnership's objectives, or (c) the Partners mutually agree to submit any other question, matter, or dispute to arbitration, the provisions of this Article shall apply, provided however that this provision shall not apply to the obligation to contribute to the capital of this Partnership. The location of the arbitration shall be in Sarasota County, Florida.

         13.2. INITIATING ARBITRATION; SELECTION OF ARBITRATORS. Arbitration shall be instituted by a Partner delivering notice to the other Partner(s) of its intention to arbitrate specifying the matters to be arbitrated. The arbitration shall be conducted by three arbitrators. The arbitrators shall be impartial and shall not be related, directly or indirectly, so far as employment of services is concerned, to any Partner or to any Affiliate thereof. In an arbitration proceeding involving any specialized area of the management and operation of the Project, the arbitrators shall have substantial knowledge and experience in such a specialized area. For example, in any dispute involving accounting procedures, the arbitrators shall be independent certified public accountants.

         13.3. PROCEDURES. The arbitrators shall be chosen, and the arbitration shall be conducted, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The three arbitrators shall investigate the facts and shall hold hearings at which the Partners may present evidence and arguments, be represented by counsel and conduct cross examination. The three arbitrators shall render a written decision upon the matter presented to them by a majority vote within 30 days after the date upon which the last arbitrator is appointed, and that decision shall be final and binding on the Partners. Judgment upon the decision rendered in such arbitration may be entered by any court having jurisdiction thereof. No Partner shall be considered in default hereunder during the pendency of arbitration proceedings relating to a disputed default, provided however, that if the matter being arbitrated involves the obligation for the payment of money, interest due shall be computed from the date such payment or expenditure should have been made. If the three arbitrators shall fail to render a decision within such 30-day period, then any Partner shall have the right to seek judicial determination of the issues.

         13.4 LIMITATIONS ON AUTHORITY. In determining, any question, matter, or dispute before them, the arbitrators shall apply the provisions of this Agreement, without varying therefrom in any respect. They shall not have the power to add to, modify, or change any of the provisions of this Agreement.

         13.5 ATTORNEYS' FEES; SPECIFIC PERFORMANCE. The costs of any arbitration proceeding shall be shared equally by the Partners. The prevailing party in any such arbitration proceeding, as determined by the arbitrators, shall be entitled to reimbursement of reasonable attorneys' fees incurred in such proceeding. The prevailing party shall be entitled to an order by a Court of competent jurisdiction for specific performance of the arbitrator's final decision and any party hereunder may seek specific performance of the obligation to arbitrate as required hereunder.

                                   Article XIV
                            MISCELLANEOUS PROVISIONS

         14.1. FISCAL YEAR. The General Partner may select the fiscal year of the Partnership subject to the requirements of the Internal Revenue Code.

         14.2. RECORDS. The General Partner shall-keep, or cause to be kept, full and accurate records of all transactions of the Partnership in accordance with principles and practices generally accepted for such methods of accounting and depreciation as shall, in the opinion of the General Partner, be in the best interest of the Limited Partners.

         14.3.    AVAILABILITY FOR INSPECTION.

                  a. All of such books of account shall, at all times, be maintained at the office of the Partnership at 290 Cocoanut Avenue, Sarasota, Florida 34236, and shall be open during reasonable business hours for the reasonable inspection and examination by the Limited Partners or their authorized representatives.

                  b. The General Partner shall as a minimum maintain the following records at the aforesaid office of the Partnership: (i) a current list of the full name and last known business address of each Partner set forth in alphabetical order; (ii) a copy of the Agreement and Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any power of attorney pursuant to which any certificate has been executed; (iii) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years for which they have been prepared; and (iv) copies of any then effective written Partnership Agreement and of any financial statements of the Partnership for the three most recent years for which they have been prepared.

                  c. The General Partner shall not be obligated to deliver or mail copies of the Agreement and Certificate of Limited Partnership or amendments thereto to each Limited Partner. However, upon the written request of any Limited Partner, the General Partner shall mail a copy of such requested documents to such Limited Partner.

         14.4. TAX RETURNS. The General Partner shall prepare, or cause to be prepared

(by April 1st of the year after the fiscal year to which such tax return relates), a federal income tax return and such state tax returns as are required for the Partnership.

         14.5. CASH FLOW STATEMENTS. Within 90 days after the end of each fiscal year of the Partnership, the General Partner shall use its best efforts to cause to be delivered to the Limited Partners an annual cash flow report for the Partnership for such fiscal year. This report shall be mailed to the Limited Partners together with any amounts distributable to the Limited Partners pursuant to Section 9.

         14.6. TAX INFORMATION. Within 90 days after the end of each fiscal year of the Partnership, the General Partner shall use its best efforts to cause to be delivered to the Limited Partners such information as shall be necessary (including a statement for that year of each Limited Partner's share of net profits, net gains and losses, and other items of the Partnership) for the preparation by the Limited Partners of their federal and state income and other tax returns.

         14.7. FINANCIAL STATEMENTS. The General Partner shall use its best efforts to cause to be delivered to the Limited Partners, within 90 days after the end of each fiscal year of the Partnership, financial statements of the Partnership from such fiscal year.

         14.8. PARTNERSHIP TAX RETURN. In lieu of the reports required by Sections 14.1 and 14.3, the General Partner may, in its discretion, cause to be delivered to the Limited Partners a copy of the federal Partnership return for each year, within thirty (30) days after such return has been filed.

         14.9. BANK ACCOUNTS. The General Partner may elect to maintain a special bank account or accounts in which shall be deposited all funds of the Partnership. Withdrawals from such account or accounts shall be made upon the signature of the General Partner.

         14.10. NOTICES. Whenever any notice is required or permitted to be given under any provisions of this Agreement, such notice shall be in writing, signed by or on behalf of the person giving the notice, and shall be deemed to have been given when delivered by personal delivery or mailed by certified mail, postage prepaid, return receipt requested, addressed to the person or persons to whom such notice is to be given as follows (or at such other address as shall be stated on a notice similarly given):

                  a. If to the General Partner, at 290 Cocoanut Avenue, Sarasota, Florida 34236.

                  b. If to the Limited Partners, such notice shall be given to the Limited Partner at its respective address indicated herein, or at such other address as may be furnished to the General Partner in writing.

         14.11. BINDING EFFECT. Except as herein otherwise provided to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their personal representatives, heirs, successors and permitted assigns.

         14.12. NO ORAL MODIFICATION. No modification or waiver of this Agreement or any part hereof shall be valid or effective unless in writing and signed by the party or parties sought to be charged therewith; and no waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other subsequent breach or condition, whether of like or different nature.

         14.13. APPLICABLE LAWS. This Agreement shall be governed by and construed in accordance with the laws of Florida. The venue for any proceeding brought to enforce the terms and provisions of this Agreement shall be agreed to be in Sarasota County, Florida, or in the United States District Court, Middle District of Florida, Tampa Division.

         14.14. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may be sufficiently evidence by one counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed and certified this Agreement of Limited Partnership as of the day and year first above written.

                                  General Partner:

                                  Whitehall Homes at Miramar, Inc., a
                                  corporation organized and existing
                                  under the laws of Florida

                                  By  /s/ Ronald Mustari
                                      ------------------------
                                      As President

                                  Limited Partner:
                                  Miramar Investment Group One, LLC, a Florida
                                  Limited Liability Company

                                  By its Manager:

                                  Neilron Miramar Corporation, a Florida
                                  corporation

                                  By  /s/ [ILLEGIBLE]
                                      ------------------------
                                          Its President (Vice)

                                  Address of Limited Partnership:

                                  1717 Second Street, Suite A
                                  Sarasota, FL 34236

                                   EXHIBIT "C"

          Conditions Precedent to Limited Partner Capital Contributions

The obligations of the Limited Partner to fund its Capital Contribution is subject to and contingent upon the satisfaction of the following conditions precedent:

1. The issuance of a Final Site Plan Approval of the Project by all governmental agencies having jurisdiction over such matters, including; but not limited to Lakewood Ranch; and

2. The funding of an Acquisition and Development Loan by a Lender consistent with a written commitment which has been approved by the Limited Partner; and

3. The Closing of a Revolving Construction Loan for Vertical Improvements by a Lender consistent with a written commitment letter which has been approved by the Limited Partner; and

4. There being no material changes in the Development Plan. "Material Change" is defined either as a change, which shall increase any individual line item of the Budget in excess of 20%, or increase the total budget in excess of 10% in the aggregate of all line items of said Budget; and

5. No event is in existence at the time of funding which would constitute the basis for removal of the Managing General Partner under the Agreement.

6. There not being in existence any right of termination by the Buyer under the Purchase Agreement with SMR.

7. There not being in existence any moratorium or threatened moratorium or similar governmental action, which would unreasonably interfere or adversely affect the ability of the Partnership to proceed with the immediate development of the Project.

General Partner shall provide written notice to the Limited Partner that he expects the accomplishment of all of the foregoing within 10 business days from the date of the Notice. A statement, in affidavit form, from the principal of the General Partner that the foregoing has been satisfied shall be prima facie evidence that the foregoing has been satisfied, and that funding of the total capital contribution of the Limited Partner is due. Failure to complete the funding of the total capital contribution of the Limited Partner within 10 business days after the receipt of the affidavit above shall be deemed a default, and shall, in the sole discretion of the General Partner allow the dissolution of the Partnership, and in such event, the Limited Partner shall be entitled solely to the return of its capital contribution previously paid to the Partnership (if any).

          GUARANTEE OF PERFORMANCE. PLEDGE. HYPOTHECATION. AND SECURITY
                                    AGREEMENT

         THIS GUARANTEE OF PERFORMANCE, PLEDGE, HYPOTHECATION AND SECURITY AGREEMENT ("Agreement"), dated as of__________________________, 2003, is executed by and among RONALD MUSTARI and JOANNE MUSTARI, husband and wife, ("Mustari") and Whitehall Homes of Miramar, Inc., a Florida corporation ("Pledger") and Miramar Investment Group One, LLC, a Florida limited liability company ("Pledgee").

WITNESSETH, THAT:

         WHEREAS, Pledgee has on or about even date herewith become a Limited Partner in Whitehall Homes at Miramar Ltd., a Florida limited partnership ("Partnership"),in accordance with the Whitehall Homes at Miramar, Ltd., Limited Partnership Agreement ("Partnership Agreement"), and

         WHEREAS, in accordance with, and pursuant to Section 7.11 j. of the Partnership Agreement, Whitehall Homes at Miramar, Inc., the General Partner of the Partnership, ("General Partner") has agreed as follows:

         "j. To comply with all of the terms and conditions of the Purchase Agreement, and without limiting the generality of the foregoing, specifically to take such actions and arrange such funding under the loans obtained by the Partnership to acquire Phases II and III of the Property as provided for under the Purchase Agreement on or before the required acquisition date specified therefor in the Purchase Agreement. In addition to all of the rights of the Limited Partner under this Agreement it is specifically provided that if the Partnership does not acquire the Phase II and Phase II portions of the Property under the Purchase Agreement, this is a material default by the General Partner, and upon such default the General Partner shall not be entitled to any distributions from the Partnership, except for the reimbursement provided for in
Section 9.4 of this Agreement until there has been distributed to the Limited Partner the return of its entire capital contribution of $1,800,000.00. All proceeds available from any source to the Partnership shall be distributed to the Limited Partner until such amount has been distributed the Limited Partner." (The obligations of the General Partner set forth hereinabove are hereinafter referred to as the "Affirmative Obligations"), and

         WHEREAS, Mustari and Pledger have agreed to guarantee the performance by the General Partner of the Affirmative Obligations, and

         WHEREAS, Pledger has agreed, as security for the performance of the Affirmative Obligations by the General Partner, to grant, hypothecate and pledge to Pledgee a security interest in the Collateral hereinafter described in this Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and in order to induce Pledgee to enter into the Partnership Agreement, the parties hereto agree as follows:

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

                                       I.
                              PERFORMANCE GUARANTEE

         Mustari and Pledgor do hereby, jointly and severally, irrevocably and unconditionally guarantee to Pledgee the performance by General Partner of the Affirmative Obligations.

                                       II.
                                     PLEDGE

         As security for the due and punctual performance by the General Partner of the Affirmative Obligations, Pledger does hereby pledge, hypothecate, assign, transfer and convey to Pledgee, its successors and assigns, and grants to Pledgee, it successors and assigns, a security interest in and to the following described property ("Collateral"):

All of Pledger's General Partner's Interest in Whitehall Homes at Edgewater Moorings, Ltd., together with the right to collect and receive ail proceeds and payments of any type,(including but not limited Distributions under Article IX) payable or distributable pursuant to or arising out of the Whitehall Homes at Edgewater Moorings, Ltd. Limited Partnership Agreement, and all proceeds therefrom.

                                      III.
                         REPRESENTATIONS AND WARRANTIES

         Pledger hereby represents and warrants that: (a) Pledger is the legal and equitable owner of the Collateral and its interests therein are free and clear of all liens, security interests, charges and encumbrances of every kind and nature; (b) Pledger has good right, power and lawful authority to pledge, assign and deliver the Collateral in the manner hereby done or contemplated; (c) no consent or approval (other than any which may be incidental to any filing with a filing officer to perfect the security interests in the Collateral) of any governmental body, regulatory authority, person, trust or entity is or will be (i) necessary to the validity of the rights created hereunder or (ii) required prior to assignment, transfer and delivery of any of the Collateral to Pledgee; (d) to Pledger's knowledge, no material dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral; and (e) this Agreement constitutes the legal, valid and binding obligation of Pledger enforceable against Pledger and the Collateral in accordance with its terms.

                                       IV.
                      COLLECTIONS ON COLLATERAL BY PLEDGEE

         Upon the failure of the General Partner to discharge and perform its Affirmative Obligations as set forth above, Pledger shall hold all proceeds of the Collateral in trust for Pledgee and shall promptly remit same to Pledgee, and Pledgee shall without limitation be entitled to receive all Distributions, payments, and proceeds that Pledger is entitled to receive as the General Partner in Whitehall Homes at Edgewater Moorings, Ltd.

                                       V.
                                FURTHER ASSURANCE

         Pledger, upon request of Pledgee, will promptly correct any defect, error or omission which may be discovered in the contents of this Agreement, or in the execution hereof, and will do such further acts and things, and execute, acknowledge and deliver such further instruments and agreements, and financing statements covering and constituting Collateral, that Pledgee may at any time and from time to time request in connection with administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order to assure and confirm unto Pledgee the rights, powers, and remedies hereunder.

                                       VI.
                           EVENTS OF DEFAULT REMEDIES

         Upon failure of the General Partner to satisfy and discharge the Affirmative Obligations, in addition to any and all other rights and remedies which Pledgee may have hereunder, Pledgee shall be entitled to all rights and remedies under under the Uniform Commercial Code of the State of Florida.

                                      VII.
                                     WAIVERS

         To the full extent that Pledgor may lawfully so agree, Pledgor will not at any time plead, claim or take the benefit of any appraisement, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay enforcement of this Agreement, and Pledgor, for itself and all who may claim under Pledgor, as far as Pledgor now or hereafter may, hereby waives the benefit of all such laws. No delay on the part of Pledgee in exercising any power, lien, option or other right hereunder and no notice or demand which may be given to or made upon Pledgor with respect to any power, lien, option or other right hereunder shall constitute a waiver thereof, or limit or impair the right of Pledgee to take any action or to exercise any option or any other right under this Agreement. Each and every remedy given Pledgee shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                                      VIII.
                                     NOTICE

         Any notice to Mustari or Pledgor hereunder shall be in writing and shall be effective on the date on which manually delivered to an officer of Pledgor or deposited in the United States mails in a property addressed and stamped envelope addressed to:

                           Ronald and Joanne Mustari/and
                           Whitehall Homes of Edgewater Moorings, Inc.
                           290 Cocoanut Avenue
                           Sarasota, Florida 34236
                           Fax No: 941-954-3676

                           Copy to:

                           Larry Hankin, Esq.

                           Sarasota, Florida 34236
                           Fax No: 941-957-0558

                           or at such other address as Pledger may designate to Pledgee.

                                       IX.
                                     FILING

         Pledgee shall have the right at any time to execute and file this Agreement as a Financing Statement (or a separate UCC financing statement), but failure of Pledgee to do so shall not impair the validity or enforceability of this Agreement.

                                       X.
                               COSTS AND EXPENSES

         Pledger (i) will pay all reasonable out-of-pocket expenses, including, without limitation, any recording or filing fees, (or any similar fees or taxes), incurred by Pledgee in connection with administration of this Agreement enforcement of the rights of Pledgee in connection with this Agreement and including, without limitation, fees and disbursements of counsel for Pledgee, and (ii) shall indemnify and hold harmless Pledgee for all liabilities with respect to any action arising out of this Agreement.

                                       XI.
                                   TERMINATION

         This Agreement shall terminate only at such time as Pledgee has received the sum of $1,800,00.00 as specified in Section 7.11(j) of the Partnership Agreement, at which time Pledgee shall reassign and redeliver, without recourse, or representation, or warranty by Pledgee, at the expense of Pledger, to Pledger, such of the Collateral (if any) as shall then be under the control of Pledgee, and not applied and paid to Pledgee as contemplated by this Agreement, and/or which has not have been sold or otherwise disposed of by Pledgee.

                                      XII.
                           NON-ASSUMPTION OF LIABILITY

         Pledgee shall not assume or become liable for, nor shall it be deemed or construed to have assumed or become liable for, any obligation of Pledger with respect to any of the Collateral, or otherwise, by reason of the grant to it of security interests in the Collateral.

                                      XIII.
                                  GOVERNING LAW

         This Agreement shall be a contract made under and governed by the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

Witnesses:

 /s/ [ILLEGIBLE]                            /s/ Ronald Mustari
     ----------------------                 ----------------------------
                                                Ronald Mustari
___________________________
                                            /s/ Joanne Mustari
                                            ----------------------------
                                                Joanne Mustari

                                                  "MUSTARI"

                                            Whitehall Homes At Edgewater
                                            Moorings, Inc.

/s/ [ILLEGIBLE]                            By /s/ Ronald Mustari
    -----------------------                   ----------------------------
                                                  Ronald Mustari
                                                  As President
___________________________
                                                  "PLEDGOR"

                                            Miramar Investment Group, LLC, a
                                            Florida limited liability company,

                                            By Its Manager
                                            NEILRON Inc., a Florida corporation,

                                            By /s/ [ILLEGIBLE]
___________________________                    -----------------------------
                                                   As President

___________________________                       "PLEDGEE"